EXHIBIT A



                                VOTING AGREEMENT
                                ----------------

          This Voting Agreement, dated as of February 13, 2002, is by and among each of the persons listed on the signature pages hereto (each, a "SHAREHOLDER") of First Union Real Estate Equity and Mortgage Investments, an Ohio business trust ("FIRST UNION"), First Union and Gotham Partners, L.P., a Delaware limited partnership ("GOTHAM").

          (A) First Union, Gotham and certain other persons are parties to an Agreement and Plan of Merger and Contribution dated as of the date hereof (as the same may be modified or amended from time to time, the "MERGER AGREEMENT"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

          (B) Each of the parties to the Merger Agreement has agreed to enter into the Merger Agreement on the condition that the parties hereto enter into this Agreement.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

          1. Representations, Warranties and Covenants.
             -----------------------------------------

          Each Shareholder (with respect to itself only) hereby represents, warrants and covenants, severally and not jointly, to Gotham and First Union as follows:

          (a) Title
              -----

          As of the date hereof, each Shareholder owns beneficially and of record the number of shares of each class of capital stock of First Union set forth after each Shareholder's name on EXHIBIT 1 hereto (with respect to each Shareholder, the beneficial interests specified after each Shareholder's name on
EXHIBIT 1 hereto shall be referred to herein as the "SHARES"). The term "BENEFICIAL OWNER" and all correlative expressions are used in this Agreement as defined in Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended.

          (b) Right to Vote
              -------------

          As of the date hereof and as of the date of the Company Meeting, except for this Agreement and as otherwise permitted by this Agreement, each Shareholder has full legal power, authority and right to vote all of the Shares, to the extent the Shares carry the right to vote thereon, in favor of the approval and authorization of the Mergers, the Merger Agreement and the other transactions contemplated thereby (collectively, the "PROPOSED TRANSACTIONS") without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, each Shareholder has not entered into any voting agreement with any person or entity with respect to any of the Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting its legal power, authority or right to vote the Shares in favor of the Proposed Transactions.

          From the date hereof and until the termination of the Merger Agreement in accordance with its terms, except as otherwise permitted by this Agreement, each Shareholder will not commit any act that could restrict or otherwise affect its legal power, authority and right to vote all of the Shares, to the extent the Shares carry the right to vote thereon, in favor of the Proposed Transactions. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, from the date hereof and until the termination of the Merger Agreement in accordance with its terms, each Shareholder will not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting each Shareholder's legal power, authority or right to vote the Shares in favor of the approval of the Proposed Transactions.

          (c) Authority
              ---------

          Each Shareholder has full legal power, authority and right to execute and deliver, and to perform his or its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each Shareholder and constitutes a valid and binding agreement of each Shareholder enforceable against each Shareholder in accordance with its terms.

          (d) Conflicting Instruments
              -----------------------

          Neither the execution and delivery of this Agreement nor the performance by each Shareholder of his or its agreements and obligations hereunder will result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which each Shareholder is a party or by which each Shareholder (or any of his or its assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect each Shareholder's ability to perform its obligations under this Agreement.

          2. Restrictions on Transfer.
             ------------------------

          (a) Each Shareholder agrees not to Transfer (or to agree to Transfer) any Shares, or warrants, options or other rights to acquire or receive shares of beneficial interests of First Union (collectively, "RIGHTS"), owned of record or beneficially by each Shareholder, except for (i) Transfers otherwise permitted by this Section 2, (ii) Transfers to any 100% owned and controlled affiliates of each Shareholder if such affiliates agree in writing to be bound by the terms of this Agreement, (iii) Transfers by operation of law if (A) the transferor remains, and agrees in writing to remain, and (B) the transferee agrees in writing to be, bound by the terms of this Agreement or (iv) Transfers of shares by Talton R. Embry and his affiliates (collectively,

"EMBRY"), provided that no Transfers by Embry of 50,000 or more shares to any other person or such person's affiliates in any one or series of negotiated transactions shall be permitted hereunder unless and until such other person (and such other person's affiliates, if applicable) shall have first agreed in writing to be bound by the terms of this Agreement.

          (b) From the date hereof until after the date of the Company Meeting, each Shareholder agrees not to Transfer any Shares or Rights owned of record or beneficially by each Shareholder, provided, however, that this Section 2(b) shall cease to be of any force or effect immediately upon termination of the Merger Agreement in accordance with its terms.

          (c) Each Shareholder agrees, for a period from the date hereof until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, not to effect, directly or indirectly, or through any arrangement with a third party pursuant to which such third party may effect, directly or indirectly, any short sales of any Company Common Shares or any derivative securities relating to Company Common Shares.

          (d) As used in this Agreement, the term "TRANSFER" means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or sufferage of a lien or encumbrance in or upon, or the gift, placement in trust, or the constructive sale or other disposition of such security (including transfers by testamentary or intestate succession or operation of law), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, constructive sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. The term "CONSTRUCTIVE SALE" means a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

          3. Agreement to Vote; No Solicitation.
             ----------------------------------

          (a) Each Shareholder, in its capacity as an equity holder of First Union, hereby irrevocably and unconditionally agrees to vote or to cause to be voted all of the Shares, to the extent the Shares carry the right to vote thereon, at the Company Meeting and at any other annual or special meeting of shareholders of First Union where any such proposal is submitted (x) in favor of the Proposed Transactions and (y) against (i) approval of any proposal made in opposition to or in competition with the transactions contemplated by the Merger Agreement, (ii) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of First Union or any of its subsidiaries, with or involving any party other than as contemplated by the Merger Agreement, (iii) any liquidation or winding up of First Union, (iv) any extraordinary dividend by First Union, (v) any change in the capital structure of First Union (other than pursuant to the Merger Agreement) and (vi) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the Merger or consummation of the transactions contemplated by the Merger Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of First Union under the Merger Agreement, which would adversely affect First Union or Go tham or their respective abilities to consummate the transactions contemplated by the Merger Agreement.

          (b) After the date hereof and prior to the Effective Time or earlier termination of the Merger Agreement in accordance with its terms, other than with respect to Gotham and its controlled affiliates, each Shareholder shall comply with the provisions of Section 7.04 of the Merger Agreement, assuming for the purposes hereof that each Shareholder is bound by the terms thereof.

          4. Granting of Proxy.
             -----------------

          In furtherance of the terms and provisions of this Agreement, each Shareholder hereby grants an irrevocable proxy (subject to Section 10(b)), coupled with an interest, to each of the Chairman, the Secretary of Gotham and any other Gotham authorized representative or agent to vote all of the Shares beneficially owned by each Shareholder in favor of the Proposed Transactions and against any of the matters specified in Sections 3 and 4 for the period from the date hereof until the termination of the Merger Agreement in accordance with its terms. Each Shareholder hereby ratifies and approves of each and every action taken by the Chairman, the Secretary of Gotham and any other Gotham authorized representative or agent pursuant to the foregoing proxy. Notwithstanding the foregoing, if requested by Gotham, each Shareholder will execute and deliver applicable proxy material in furtherance of the provisions of Sections 3 and 4.

          5. Action in Shareholder Capacity Only.
             -----------------------------------

          Each Shareholder who is an officer or trustee of First Union makes no agreement or understanding herein as director or officer of First Union. Each Shareholder signs solely, individually and in his capacity as a record holder and beneficial owner of Shares, and nothing herein shall limit or affect any actions taken in his capacity as an officer or trustee of First Union.

          6. Interpretation.
             --------------

          The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          7. Successors and Assigns.
             ----------------------

          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors (including in the case of any individual Shareholder or any other individual, any executors, administrators, estates, legal representatives and heirs of such Shareholder or such individual) and permitted assigns; provided, however, that, except as otherwise provided in this Agreement, no party may assign, delegate or otherwise transfer (by operation of law or otherwise) any of its rights or obligations, under this Agreement without the consent of Gotham and First Union. For the avoidance of doubt, Shareholders may assign, delegate or otherwise transfer any of their respective rights or obligations under this Agreement in connection with any Transfer permitted under clauses (ii) and (iii) of Section 2(a). Without limiting the scope or effect of the restrictions on Transfer set forth in Section 2, each Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise.

          8. Miscellaneous.
             -------------

          The parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery or other Courts of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other Courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other Courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

          9. Counterparts.
             ------------

          This Agreement may be executed in two or more counterparts, and by facsimile, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          10. Amendments; Termination.
              -----------------------

          This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by all parties hereto. Except for provisions of this Agreement that by their terms survive the termination hereof, the provisions of this Agreement shall terminate upon the earliest to occur of (i) the consummation of the

Mergers and the transactions contemplated by the Merger Agreement, and (ii) the termination of the Merger Agreement.

          11. Entire Agreement.
              ----------------

          This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          12. Severability.
              ------------

          If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.

          13. Specific Performance.
              --------------------

          The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

          14. Additional Shares.
              -----------------

          If, after the date hereof, any Shareholder acquires beneficial ownership of any additional beneficial interest of First Union (any such beneficial interests, "ADDITIONAL SHARES"), including upon exercise of any option, warrant or right to acquire beneficial interests of First Union or through any equity dividend or equity split, the provisions of this Agreement applicable to the Shares shall be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by any Shareholder of beneficial ownership of such Additional Shares.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    FIRST UNION REAL ESTATE EQUITY AND
                                    MORTGAGE INVESTMENTS


                                    By: /s/ Daniel J. Altobello
                                       ----------------------------------------
                                       Name: Daniel J. Altobello
                                       Title: Trustee


                                    GOTHAM PARTNERS, L.P. (individually, and on behalf of its controlled affiliates)

                                    By:  Section H Partners, L.P.,
                                         its general partner


                                    By:  Karenina Corporation,
                                         a general partner of Section H
                                         Partners, L.P.


                                    By: /s/ William A. Ackman
                                      -----------------------------------------
                                       Name:  William A. Ackman
                                       Title: Principal


                                    TALTON R. EMBRY


                                    By: /s/ Talton R. Embry
                                      -----------------------------------------
                                       Name: Talton R. Embry


                                    JEFFREY B. CITRIN


                                    By: /s/ Jeffrey B. Citrin
                                       ----------------------------------------
                                       Name: Jeffrey B. Citrin

                                    BRUCE R. BERKOWITZ

                                    By:  /s/ Bruce R. Berkowitz
                                       ----------------------------------------
                                      Name: Bruce R. Berkowitz



                                    DANIEL J. ALTOBELLO


                                    By: /s/ Daniel J. Altobello
                                       ----------------------------------------
                                       Name: Daniel J. Altobello

                                                                       EXHIBIT 1
                                                                       ---------


Gotham Partners, L.P. (and its controlled affiliates)   5,841,233
D. Altobello                                            9,500
B. Berkowitz                                            36,600(1)
J. Citrin                                               7,970(2)
T. Embry                                                1,529,600(3)





--------------------
(1) Does not include 393,375 shares owned by clients of Fairholme Capital Management L.L.C., with respect to which Mr. Berkowitz has shared investment power and which are not subject to this Voting Agreement.

(2) Includes 1,527 Shares owned directly by Mr. Citrin and 3,809 Shares owned by his minor children. Also includes 2,634 Shares owned by his spouse, beneficial ownership of which is disclaimed. Mr. Citrin is President of Blackacre Capital Management, LLC, which may be deemed to be under common control with Cerberus Partners L.P. Cerberus Partners L.P. and its affiliates beneficially own 1,769,615 Shares, in accordance with information provided by Mr. Citrin, beneficial ownership of which is disclaimed by Mr. Citrin. Shares owned by Cerberus Partners L.P. and its affiliates are not subject to this Voting Agreement.

(3) Does not include 2,033,600 shares with respect to which Mr. Embry has no voting power and which are not subject to this Voting Agreement. Does not include 970,940 shares with respect to which Mr. Embry has shared voting power and which are not subject to this Voting Agreement.